Exhibit 10.3

SECURED PROMISSORY NOTE

US $195,000.00	Las Vegas, Nevada
June 11, 2010

FOR VALUE RECEIVED, the undersigned, American Wagering, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of Alpine Advisors LLC (“Lender”) the principal sum of one hundred ninety-five thousand dollars ($195,000.00) on June 17, 2010 (the “Maturity Date”), together with interest from the date hereof through the Maturity Date at the rate of fifteen percent (15.0%) per annum.  If, and to the extent, the principal amount of this Note is not paid on the Maturity Date, the principal amount hereof outstanding shall bear interest from the Maturity Date until paid in full at the default rate of twenty-two percent (22.0%) per annum and shall be payable on demand or, in the absence of a demand, weekly, on the first business day of each week.  All interest shall be calculated on the basis of a 360-day year prorated for the number of days in each month. All payments of principal and interest under this Note shall be made in immediately available lawful funds of the United States of America by wire transfer to a bank specified by Lender by no later than 3:00 p.m. (Nevada time) on the date such payments are due.

This Note may be prepaid, in whole or in part, at any time, and from time to time, without premium or penalty.  All prepayments shall be applied first to any accrued and unpaid interest and then to the unpaid principal balance hereof.

As security for the payment of all indebtedness under this Note, Borrower hereby pledges to Lender, and grants to Lender a first priority security interest in, all of borrower’s right, title and interest in and to the following property (the “Collateral”): (i) all equity interests in Computerized Bookmaking Systems, Inc., a Nevada corporation (“CBS”); (ii) all shares of stock, certificates, instruments or other documents evidencing or representing the same; and (iii) all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to any of the foregoing.  If Borrower defaults in paying any indebtedness evidenced hereby promptly on the date when due and payable, Lender shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the Uniform Commercial Code (“UCC”).

Borrower hereby represents and warrants to Lender that: (a) each of Borrower and CBS is a corporation organized under the laws of the State of Nevada; (b) Borrower has no organizational number, and its exact legal name is American Wagering, Inc.; (c) the issued and outstanding capital stock of CBS is 100 shares of common stock, represented by Certificate No. 1, all of which have been duly authorized and issued and are fully-paid and non-assessable, and none of which constitutes Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States, as the same is from time to time in effect); and (d) all of the Collateral is owned by Borrower free and clear of any lien, security interest or other encumbrance other than the pledge and security interest in favor of Lender.  The foregoing representations and warranties shall survive the execution and delivery of this Note.

Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment.

This Note may not be modified, amended, waived or otherwise altered in whole or in part, except by a further writing signed by the party to be charged therewith.  Any failure of Borrower to comply with any obligation herein may be waived by Lender only by a written instrument signed by Lender.  Any waiver or failure to exercise any right or remedy on any occasion shall not operate as a waiver of, or estoppel with respect to, any subsequent default hereunder.

This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower may not assign its rights or delegate its duties, in whole or in part, under this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada without reference to conflicts of law principles thereof.

All amounts payable hereunder shall be paid free and clear of, and without deduction or offset for, any present or future taxes, levies, imposts, charges, withholdings, or liabilities with respect thereto, and free and clear of any and all other defenses, offsets, set-offs, claims, counterclaims, credits or deductions of any kind.

The release of any security for this Note or the alteration, amendment or waiver of any provision of this Note or any instrument evidencing, securing or guaranteeing payment of this Note or the performance by Borrower thereunder shall not release or modify or affect the liability of, Borrower or any guarantor or any other person who may be or become liable under or with respect to this Note.

Time is of the essence with respect to this Note, and demand, protest, notice of demand and non-payment and all other demands and notices whatsoever in connection with the delivery, acceptance, performance or default of this Note are hereby expressly waived by Borrower and an action for amounts due hereunder shall immediately accrue.  Borrower shall be responsible for all costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Lender or any subsequent holder in connection with the collection of this Note.

In no event shall the rate of interest charged hereunder be higher than that allowed under applicable law.  If any excessive interest is herein provided for or shall be adjudicated to be so provided for herein, then the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is higher than that allowed under applicable law.

If for any reason any term or provision of this Note is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Note shall be deemed to be severable in nature.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

American Wagering, Inc.

By:	/s/ Victor Salerno
Name:	Victor Salerno
Its:	CEO